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EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report on Form 20-F of GasLog Ltd., a Bermuda exempted company (the "Company"), for the period ending December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the report.

        The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Date: March 5, 2021

By:	/s/ ACHILLEAS TASIOULAS
	Name:	Achilleas Tasioulas
	Title:	Chief Financial Officer

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  EXHIBIT 13.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002